EXHIBIT A


       FIRST AMENDMENT TO RECEIVABLES FINANCING AGREEMENT


     THIS FIRST AMENDMENT TO RECEIVABLES FINANCING AGREEMENT, dated as of May 31, 1994 (this "Amendment"), is among AnnTaylor Funding, Inc. a Delaware corporation (the "Company"), AnnTaylor, Inc., a Delaware corporation ("AnnTaylor"), Clipper Receivables Corporation, a Delaware corporation ("Lender"), State Street Boston Capital Corporation, a Massachusetts corporation, as administrator for Lender (the "Administrator") and PNC Bank, National Association, a national banking association (the "Relationship Bank").


                           BACKGROUND

     1. The Company, AnnTaylor, Lender, the Administrator and the Relationship Bank entered into a Receivables Financing
Agreement, dated as of January 27, 1994 (the "Agreement").

     2. The Company, AnnTaylor, Lender, the Administrator and the Relationship Bank desire to amend the Agreement in certain respects as set forth herein.

     NOW, THEREFORE, in consideration of the foregoing and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

     SECTION 1. Definitions. The capitalized terms used in this Amendment and not otherwise defined herein shall have the meanings assigned thereto in the Agreement.

     SECTION 2.  Settlement Procedures.  Section 3.01(a) of the
Agreement is hereby amended by adding an additional sentence to the end thereof as follows:

     "In the event that the amount of Collections received during the Settlement Period to which an Information Package relates is less than the sum of (i) the Amount Payable for the related Settlement Date plus (ii) the amount of funds then on deposit in the Spread Account, the Administrator shall withdraw the amount of any such deficiency from the Customer Letter of Credit on the Business Day next succeeding the applicable Reporting Date. The Administrator shall hold the funds so withdrawn from the Customer Letter of Credit in a segregated account for application on the related Settlement Date pursuant to this Section 3.01."

Section 3.01(b) of the Agreement is hereby amended by (i) inserting at the end of the fourth sentence thereof, prior to the period, the following: "(the amount set forth in this clause (2), the "Amount Payable")" and (ii) deleting the word "first," and the phrase "and second, draw the amount of any remaining deficiency from the Customer Letter of Credit" where they appear in the fifth sentence thereof. Section 3.01(c) of the Agreement is hereby amended by inserting in the fourth line thereof after the phrase "paragraph (b)" the phrase "and any amounts withdrawn from the Customer Letter of Credit pursuant to the foregoing paragraph (a)". Section 3.01(d) is hereby amended by inserting in the fourth line thereof after the phrase "paragraph (b)" the phrase "and any amounts withdrawn from the Customer Letter of Credit pursuant to the foregoing paragraph (a)".

     SECTION 3. Customer Letter of Credit. Section 3.05(e) of the Agreement is hereby amended by inserting ", or confirmed by," in the seventh line thereof after the words "Enhancement Limit, from". Section 3.05(f) of the Agreement is hereby amended by adding at the end thereof the following: "In the event that the Company has provided a Customer Letter of Credit and the issuer of such Customer Letter of Credit (including any issuer of a confirming letter of credit) is downgraded below the ratings required pursuant to the foregoing paragraph (e) (or such ratings are withdrawn), unless the Company has provided a substitute Customer Letter of Credit satisfying the requirements of the foregoing paragraph (e) or the Company has deposited in the Spread Account the amount necessary to bring the amount therein up to the Enhancement Limit, in each case, on or prior to two (2) Business Days after such downgrading or withdrawal, the Administrator shall withdraw the full stated amount of the Customer Letter of Credit and deposit it in the Spread Account. If the Customer Letter of Credit has a stated expiration date that is earlier than the Final Payout Date, unless the Company has substituted therefor another Customer Letter of Credit satisfying the requirements of the foregoing paragraph (e) or deposited into the Spread Account the amount necessary to bring the amount of funds therein up to the Enhancement Limit on or before two (2) Business Days prior to the stated expiration date, the Administrator shall withdraw the full stated amount of the Customer Letter of Credit and deposit such funds into the Spread Account.

     SECTION 4. Certain Ratios. Section 10.01(g) of the Agreement is hereby amended by (i) deleting the number "1.95%" where it appears therein and substituting therefor the number "2.00%" and (ii) deleting the number "1.325%" where it appears therein and substituting therefor the number "1.40%".

     SECTION 5.  Definitions - Appendix A.  Appendix A to the
Agreement is hereby amended by adding, in the appropriate alphabetical order, the following definition:

     "Amount Payable" has the meaning set forth in
Section 3.01(b).

     SECTION 6. Miscellaneous. The Agreement, as amended hereby, remains in full force and effect. Any reference to the Agreement from and after the date hereof shall be deemed to refer to the Agreement as amended hereby unless otherwise expressly stated. This Amendment may be executed in any number of counterparts and by the different parties hereto on separate counterparts, each of which when so executed shall be deemed to be an original and all of which when taken together shall constitute one and the same agreement. This Amendment shall be governed by the laws of the State of New York. The Company hereby agrees to pay, promptly upon demand, all costs and expenses incurred by Lender, the Administrator or the Relationship Bank in connection with this Amendment.
     IN WITNESS WHEREOF, the parties have caused this Amendment to be executed by their respective officers thereunto duly authorized, as of the date first above written.


                              ANNTAYLOR FUNDING, INC.



                              By: /s/ Walter J. Parks
                                  _______________________


                              ANNTAYLOR, INC.



                              By: /s/ Walter J. Parks
                                 _______________________



                              CLIPPER RECEIVABLES CORPORATION



                              By:  /s/ Lannhi Tran
                                 ________________________


                              STATE STREET BOSTON CAPITAL
                              CORPORATION, as Administrator



                              By: /s/ David B. Coleman
                                 _____________________________



                              PNC BANK, NATIONAL ASSOCIATION



                              By: /s/ Mark Williams
                                  _____________________